CONTRACT

on realization the "TISSUE BONDING" project

This contract entered into on this 9 day of July, 1996 by and among:

1. CSMG

Consortium Service Management Group, Inc. of Corpus Christi, Texas, USA 500 N. Water St., Ste. 701 N. Corpus Christi, Texas 78471 USA (hereinafter referred to as "CSMG".)

2. IAW

International Association "Welding" has been established and now operates in accordance with the Ukrainian legislation; the headquarters' legal address is Ukraine, 252650, Kiev, Bozhenko str., 11 (hereinafter referred to as "IAW") Both sides hereinafter together referred to as "Parties".

PREAMBLE

(A) As the E.O. Paton Institute of Electric Welding of the National Academy of Sciences of Ukraine, Clinical and Experimental Surgery Institute and "Ohmadet" (Mother and Child Care) Scientific Medical Center, represented by IAW, have valuable information, "know-how" and patentable works that have been developed during several years in the sphere of tissue bonding for the various functional purposes and it was confirmed by CSMG experts; (B) As CSMG has a great experience in arranging and financing the works for joint projects in order to bring the latest inventions up to the marketable level, (C) As on October 25, 1995 the EXCLUSIVE RIGHTS, NON DISCLOSURE AND NON CIRCUMVENT AGREEMENT (Addendum
1) was signed in order to receive financial assistance from CSMG needed for realizing the "Tissue Bonding" project;

The "Non Disclosure Agreement" was signed on February 8, 1996

(Addendum 1) (D) As CSMG has organized this financial assistance as it had been described in the Agreement (C); (E) As CSMG in cooperation with the American scientists and specialists is ready to cooperate with IAW which represents the temporary scientific team of Ukrainian scientists and specialists in order to improve the technology and equipment, provide research, testing, patenting, marketing, manufacture, licensing, servicing and distribution of the products to be manufactured within the "Tissue Bonding" project; (F) As the Parties have developed the program of joint works (Addendum 2) they are ready to work together as a joint Ukrainian-American team in order to find commercial application of the technique; (G) As IAW is the Association of the Research Institutes, industrial enterprises and medical organizations and one of the IAW's purposes is providing assistance to its members for the international cooperation; and one of the IAW founders is the E.O. Paton Institute of Electric Welding of the National Academy of Sciences of Ukraine; (H) As in this Contract IAW acts on behalf of the Paton Institute of Electric Welding and "Ohmadet";

Thus, the Parties reached the following agreement:

1. THE PURPOSE AND THE SUBJECT OF THE CONTRACT

The purpose of this Contract is to realize The "Tissue Bonding" project by arranging the cooperation between the Ukrainian and American Scientists and specialists.

The objective of this cooperation is to continue the works by the Parties in Kiev, Ukraine and USA based on the attached program for the realization of researching, patenting, testing, manufacturing, marketing,

                                                                    Exhibit 10.3
                                                               Page 1 of 6 Pages

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distribution and service of the Tissue Bonding technology and equipment;  and to bring the Tissue Bonding equipment to market as quickly as possible, joint continuation of the development and enlargement of the spheres of the Tissue Bonding method usage and improvement of the equipment and tools.

2. DEFINITION

(A) LIVE BIOLOGICAL TISSUE BONDING. The Paton Institute of Electric Welding together with the experimental department of the Clinical and Experimental Surgery Institute and the microsurgery department of the "Ohmadet" Scientific Medical Center have developed the method and equipment allowing to provide soft biological tissues bonding without additional materials such as surgical threads, glues, etc. The tissue bonding method employs an appliance, equipment and tools, micro surgical experience to perform seamless bonding of soft biological tissue. The method is characterized by use of the specialized equipment, instruments and interchangeable manipulation surgical tools applicable for different surgical operations.

(B) TISSUE BONDING PROJECT. The joint project to be done by both Parties with the involvement of other organizations is to bring the method, equipment, instruments and tools for tissue bonding to fruition as viable market product and to provide further development of the method and to enlarge the sphere for its usage.

(C) PRODUCTS TO BE RECEIVED ON THE -TISSUE BONDINGPROJECT. Energy supply equipment with computer control, specialized surgical tool with a device for its connection to the energy supply equipment, the technique of surgical operations on different tissues and reports on the performed researches.
(A) This Contract is effective on the date of the first monthly funding set forth in numerical paragraph 4.A, below, delivered by CSMG and shall be completed after fulfilling the works on the agreed program which describes the contractors' responsibilities. Annually all the works performed shall be described in the annual report signed by the Parties and then the Parties work out a new work plan for the following year within the Program framework.

(B) The Contract shall be renewed automatically annually and the Parties agree that the amount of, and need for, funding will be reviewed by both Parties on an annual basis after signing the documents about the works that will have been completed by that time and according to the agreed new work plan for the following year with all the necessary changes in order to reach the purposes of this Contract.

4. CONTRACT COST

For the rights acquired hereinafter and described below CSMG shall fund the "Tissue Bonding" project realization.

(A) CSMG shall transfer to the IAW's bank account during the first year of work on the Contract the monthly amount USD 16 217 (sixteen thousand two hundred seventeen) for the direct expenses on the "Tissue Bonding" project according to the calculations (Addendum 3). This amount may be changed taking into account all the necessary amendments described in 3.B.

(B) Payments on this Contract shall be transferred at the beginning of every month by CSMG in US dollars only to the IAW's bank account:

hard currency account # 3433180400 at the State Export-Import Bank of Ukraine. 8, Kreschatik str, Kiev 252001, Ukraine. Correspondent account of the State
Export Import Bank of Ukraine: CITIBANK N.A. NEW-YORK 36083522 or CREDIT LYONNAIS, NEW-YORK BRANCH CORR.ACC. N 01-32726-001-00.

5. RIGHTS OF THE PARTIES

                                                                    Exhibit 10.3
                                                               Page 2 of 6 Pages

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(A) CSMG  will  have an  exclusive  right to  market,  manufacture,  distribute, license and service the products of the "Tissue Bonding" project, servicing and licensing on the territory described below.

CSMG can give the above mentioned rights in this agreement between both Parties to the organization that provides financing for this project only (L Group) but without giving those rights any other Party.

(B) CSMG will have the rights to use the patents described in the Addendum 4 on the territory mentioned below.

CSMG can give the above mentioned rights in this agreement between both Parties to the organization that provides financing for this project only (L Group) but without giving those rights any other Party.

(C) E.O.Paton Institute of Electric Welding and/or its scientist will assign the patents described in the Addendum 4 to CSMG. Patents shall be issued in the name of E.O.Paton Institute of Electric Welding.

(D) IAW shall have the exclusive rights to provide all the bank and customs operations on the territory of Ukraine.

(E) The Parties shall have the equal rights to divide the revenues received from the realization "Tissue Bonding" project equally in accordance with Paragraph 8 of this Contract.

(F) The Parties shall have equal rights to the patents which will be obtained as a result of further joint research work on "Live Tissue Bonding".

(G) The Contracts for commercial distribution of the products of the "Tissue Bonding" project shall be signed by both Party.

JH) If the financing from CSMG for the researches on this project will be stopped before the appointed time, the rights described in paragraphs 5.A and 5.C will be cancelled after two months if the problem is not solved.

6. TERRITORY

The territory on which this Contract is effective and gives to CSMG the exclusive rights to test, market, manufacture, license, service, and otherwise distribute the developments of the Tissue Bonding project first shall be the United States of America and Europe, but CSMG shall have the priority right for the immediate participation in the markets of the other parts of the world, once the country markets are identified as economically viable and are agreed to by both sides.

7. PATENTS

CSMG at its expense shall arrange to initiate and complete a patent search and patent application in the USA for the method, equipment and their application. The parties agree that patents shall be issued in the name of E.O.Paton Institute of Electric Welding and/or the inventors named by E.O.Paton Institute of Electric Welding. All patents and patents rights shall be assigned to CSMG.

8. REVENUE SHARING

Revenues received by CSMG from an organization which has received the rights in compliance with Paragraphs 5(A) and 5(B) from all types of the Tissue Bonding project sales, marketing, manufacturing, licensing and other distribution of Tissue Bonding products, realization of the further patents, assigning of "know-how" and other distributions, including all types of equipment shall be divided equally between the Parties.

                                                                    Exhibit 10.3
                                                               Page 3 of 6 Pages

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9. ADDITIONAL RESPONSIBILITIES

In addition to other responsibilities of CSMG noted, herein, CSMG shall: (A) Arrange for patent search in the United States (and subject to later agreement of Parties re: countries);

(1) arrange to make application for patent in the United States of America (and, subject to later Agreement of parties re: other countries);

(2) arrange to bring personnel, equipment and product from Kiev, Ukraine to Louisville, USA;

(3) arrange for the expenses of the Ukraine personnel for travel, food and lodging while in the United States;

(4) initiate the "Tissue Bonding" project in general accordance with the process outlined in the Addendum 2 for 1996 and the agreed plans for every following year. (B) In addition to other responsibilities noted here IAW on behalf of

E.O.Paton Institute of Electric Welding shall:

(1) prepare and forward to CSMG a complete set of Tissue Bonding full information about the tissue bonding method sufficient to enable a patent search and application;

(2) arrange for appropriate personnel to go to United States to demonstrate the equipment and work with patent attorney and deliver a prototype to United States for use; one sample will be handed over to CSMG free of charge, the other sample will be returned to Ukraine.

(3) mutually cooperate with the research and manufacturing group that CSMG has arranged in the development of tools, equipment design and enhancement of the project. (C) In addition IAW shall:

(1) arrange the realization of fundings from CSMG for fulfilling this project;

(2) arrange the legal support of the project in accordance with the legislation of Ukraine, including signing contracts and agreements for fulfilling the works on this projects;

(3) arrange information updating communications between the Parties;

(4) arrange verification of use of funds with CSMG on a monthly basis in accordance with the Addendum 2;

(5) arrange business trips and receive the specialists working on the project.

10. CONFIDENTIALITY

The conditions of confidentiality that were described before in the

Agreements (Addendum 1) shall remain valid for this Contract.

11. FORCE-MAJEUR SITUATIONS

(A) Neither Party is responsible for the failure to realize the project or for the delay in realization the responsibilities described in this Contract, in case

                                                                    Exhibit 10.3
                                                               Page 4 of 6 Pages

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when a breach of the  obligations  or delay is caused  directly or indirectly by any

force-majeur situation.
(B) The following circumstances are considered to be force-majeur though they are not limited only by the circumstances mentioned below (on the condition that such a situation is caused by the described hereabove in paragraph ILA): o fire, flood, explosions, accidents, social unrest, breach of the peace, lockouts, wars and other critical situations, Government resolutions; o any damages of the main equipment that cause closing of the enterprises; or o any industrial conflict, strike, lockout or other situations that can not be controlled by the Party.

(C) The Party that announces about the force-majeur situation shall inform the other Party immediately in writing and shall do its best to ease the situation and continue its responsibilities.

(D) If the force-majeur situation continues and, probably, will continue for more than two months, the Party that was not informed about the force-majeur situation may terminate the Contract in 30 days after a written notification about its intentions.

(E) In case if the force-majeur situations affect the possibilities of one of the Parties to meet its responsibilities, the fulfillment by the Parties of their responsibilities shall be suspended till the moment of termination the force-majeur situation. In this case none of the Parties will be responsible for the breach of its duties during this period.

(F) After the elimination of the force majeur situation the Parties may consider this Contract resumed; all the specific conditions making for resumption of this Contract after the force-majeur situation shall be described in the minutes subject to approval by both Parties.

12. OTHER CONDITIONS

(A) Any amendments in this Contract must be applied in writing and signed by authorized representatives of both Parties.

(B) IAW will conduct the works for this Contract by signing contracts and work agreement with organizations and physical persons.

(C) A list of equipment and conditions of its supply which will have to be shipped, pursuant to the Contract, from the US to Ukraine and from Ukraine to the US will be agreed upon in writing in the process of work and included additionally in Addendum 5, which is part of this Contract. 13. JURIDICAL ADDRESSES

CSMG CONSORTIUM SERVICE MANAGEMENT GROUP, INC. 500 N. Water St., Ste. 701 N. Corpus Christi, Texas 78471 USA with representation office in Kiev CSMG bank account: BANCFIRST, Oklahoma City, Oklahoma, USA, Account # 400 329 4871 Tel:
(512)  887-7546 Fax: (512) 884-0792  Tel/Fax in Kiev:  (044) 290-4629  Donald S.
Robbins, President and C.E.O.

IAW INTERNATIONAL ASSOCIATION "WELDING"

Ukraine,  252650, Kiev Bozhenko str., 11 Tel: (044) 227-6049 Fax: (044) 227-4677
Dr. Olga N. Ivanova, IAW representative.

This Contract has been prepared by the Parties in two copies in the Russian and in the English languages.

                                                                    Exhibit 10.3
                                                               Page 5 of 6 Pages

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IAW CSMG Date Date

Chairman of the IAW
Board President,// A Academician    a  B.E. Paton a  o  Donald S. Robbins

Executive Director

A.V. Krivosheyev

                                                                    Exhibit 10.3
                                                               Page 6 of 6 Pages